                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant

        Subsidiaries of NN, Inc.                 Jurisdiction of Incorporation
                                                        or Organization

The Delta Rubber Company                                  Connecticut

Industrial Molding GP, LLC                                  Delaware

Industrial Molding LP, LLC                                 Tennessee

Industrial Molding Group, L.P.                             Tennessee

NN Euroball ApS                                             Denmark

Kugelfertigung Eltmann GmbH                                 Germany

Euroball S.p.A.                                              Italy

NN Euroball Ireland, Ltd.                                   Ireland

NN Mexico, LLC                                              Delaware

NN Arte S. De R.L. De D.V.                                   Mexico

NN Netherlands B.V.                                     The Netherlands

NN Holdings B.V.                                        The Netherlands

NN Slovakia                                         Zilina, Slovak Republic